Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 333-09840, 333-12146, 333-14238, 333-109874, 333-118930 and 333-157094) of Retalix Ltd. of our report dated June 15, 2010, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this annual report on Form 20-F for the year ended December 31, 2009.

/s/ Kesselman & Kesselman
A member of PricewaterhouseCoopers International Limited
Tel-Aviv, Israel
June 15, 2010